SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2007

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

86 North Main Street, Porterville, CA 93257

(Address of principal executive offices) (Zip code)

(559) 782-4900

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On March 15, 2007 the Board of Directors approved and adopted the Company’s 2007 Stock Incentive Plan (the “2007 Plan”), subject to the approval of the Company’s shareholders. The 2007 Plan provides for the issuance of both “incentive” and “nonqualified” stock options to salaried officers and employees, and of “nonqualified” stock options to non-employee directors, of the Company and its subsidiaries. The 2007 Plan also provides for the issuance of restricted stock awards to these same classes of eligible participants, which awards may be granted on such terms and conditions as are established by the Board of Directors or the Compensation Committee in its discretion.

The maximum number of shares to be issued under the 2007 Plan is 1,500,000 shares of the Company’s authorized but unissued common stock, subject to adjustment for stock splits and dividends. This maximum number covers both restricted stock awards and stock options to be granted under the 2007 Plan, and is in addition to options covering 869,101 shares currently outstanding under the Company’s 1998 Stock Option Plan (“1998 Plan”). The Company does not intend to grant any further options under the 1998 Plan. Effective as of the date of shareholder approval of the 2007 Plan, the 1998 Plan will be terminated, but the options granted and still outstanding under the 1998 Plan will not be affected. At the Board meeting on March 15, 2007, the Board of Directors decided to leave the outstanding options subject to the 1998 Plan separate from the 2007 Plan rather than to transfer such options to the 2007 Plan. Accordingly, the Board rescinded its previous resolutions approving the 2007 Plan adopted on February 15, 2007, and instead approved the current 2007 Plan with this change.

All options under the 2007 Plan must be granted at an exercise price of not less than 100% of the fair market value of the stock on the date of grant, and will be exercisable in installments as provided in individual stock option agreements. In the event of a “Change in Control” as defined in the 2007 Plan, all outstanding options thereunder shall become exercisable in full (subject to certain notification requirements), and shall terminate if not exercised within a specified period of time, unless such options are assumed by the successor corporation or substitute options are granted. Options will terminate in the event an optionee ceases to be employed by or to serve as a director of the Company or its subsidiaries other than in the event of death, disability or cause, and the vested portion thereof must be exercised within 30 days after such cessation of employment or service. In the event of death or disability, the time period for exercise is one year, and in the event of termination for cause, the options would expire immediately.

The above summary is qualified in its entirety by reference to the 2007 Plan, a copy of which is attached as Exhibit 10.20 to the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2006 filed on March 15, 2007 and is incorporated herein by reference. A complete description of all material terms of the 2007 Plan will also be included in the Company’s proxy statement relating to the 2007 Annual Meeting of Shareholders at which shareholder approval of the 2007 Plan will be solicited.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA BANCORP

Dated: March 15, 2007	By:	/s/ Kenneth R. Taylor
Kenneth R. Taylor
Executive Vice President
and Chief Financial Officer